                                                                    Exhibit 10.5

                           CHANGE OF CONTROL CONTRACT

FalconStor Software, Inc.
125 Baylis Road
Melville, NY 11747

                                  CONFIDENTIAL

December 7, 2001

Wayne Lam, VP - Marketing

Dear Mr. Lam:

            A. It is expected that FalconStor Software, Inc. (the "Company")
from time to time will consider the possibility of an acquisition by another company or other change of control (as hereinafter defined). The Board of
Directors of the Company recognizes that such consideration can be a distraction to you and can cause you to consider alternative employment opportunities. The
Board of Directors has determined that it is in the best interests of the
Company and its stockholders to assure that the Company will have your continued
dedication and objectivity, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

            B. The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide you with an incentive to continue his or her employment and to motivate you to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

            C. The Board believes that it is imperative to provide you with certain severance benefits upon a Change of Control that provide you with enhanced financial security and incentive and encouragement to you to remain with the Company notwithstanding the possibility of a Change of Control.

            Therefore the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to offer you the following agreement (the "Agreement") which provides you with certain severance payments and benefits upon a Change of Control.

                                    ARTICLE I
                                   DEFINITIONS

            I.1         Definitions

            Whenever used in this Agreement, the following capitalized terms shall have the meanings set forth in this Section, certain other capitalized terms being defined elsewhere in this Agreement:

            (a) "Annualized Compensation" means the sum of your highest level of
Compensation (exclusive of any bonus(es)) within one (1) year of the date on which your employment terminates.

            (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

            (c) "Board of Directors" means the Board of Directors of the
Company.

            (d) "Change of Control" of the Company means and includes any of the following:

                (i) Any person or "Group" (as defined in Section 13(d) of the
Exchange Act), excluding for this purpose the Company or any Subsidiary of the
Company, or any employee benefit plan of the Company or any Subsidiary of the
Company, or any person or entity organized, appointed or established by the
Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change of Control;
and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the
Company so that the person no longer has a direct or indirect beneficial ownership in thirty percent (30%) or more of the combined voting power of the
Company's then outstanding securities, then no Change of Control shall be deemed to have occurred;

                (ii) Consummation of (1) an agreement for the sale, assignment, lease conveyance or other disposition of the Company or all or substantially all of the Company's assets, (2) a plan of merger, consolidation or reorganization of the Company with any other corporation whether or not the Company is the person surviving or resulting therefrom, or (3) a similar transaction or series

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of transactions involving the Company (any transaction described in parts(1)
through (3) of this subparagraph (ii) being referred to as a "Transaction"), in each case unless after such a Transaction (x) the shareholders of the Company immediately prior to the Transaction continue to own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's former assets either directly or through one or more subsidiaries) immediately after such Transaction, in substantially the same proportion as their ownership of the Company immediately prior to such Transaction, (y) no person (excluding any entity resulting from such Transaction or any employee benefit plan (or related trust) of the Company or of such entity resulting from such Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Transaction, and (z) at least a majority of the members of the board of directors of the entity resulting from such
Transaction were Existing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Transaction; or

                (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                Any other provision of this Agreement to the contrary
notwithstanding, a "Change of Control" shall not include any transaction described in subparagraph (i) or (ii), above, where, in connection with such transaction, you and/or any party acting in concert with you substantially increases your or its, as the case may be, ownership interest in the Company or a successor to the Company.

            (e) "Company" means FalconStor Software, Inc., a Delaware
corporation, and any successor or assignee as provided in Article IV.

            (f) "Compensation" means and includes all of your base salary attributable to your employment with the Company and/or any of its Subsidiaries as reported in the W-2 prepared by the Company (other than income attributable to the exercise of stock options). In addition, Compensation shall include, but not be limited to, any amounts excludable from your gross income for federal income tax purposes pursuant to Section 125 or Section 401(k) of the Internal
Revenue Code of 1986, as amended, or deferred pursuant to any Company or
Subsidiary plan or program including any matching contributions by the Company for the fiscal year during which a Change of Control occurs, and other regular cash compensations or reimbursements of non-business expenses, if any, including, but not limited to, automobile allowance and gasoline reimbursement.

            (g) "Disability" means a physical or mental infirmity which substantially impairs your ability to perform your material duties for a period of at least one hundred eighty (180) consecutive calendar days and, as a result

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of such Disability, you have not returned to your full-time regular employment or officership prior to termination.

            (h) "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

            (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (j) "Just Cause" means the termination of your employment or officership as a result of fraud, misappropriation of or intentional material damage to the property or business of the Company (including its Subsidiaries), or conviction of a felony.

            (k) "Person" shall have the meaning ascribed to such term in Section
3 of the Exchange Act and the rules and regulations promulgated thereunder.

            (l) "Severance Payment" means the payment of severance compensation as provided in Article II.

            (m) "Subsidiary" means any corporation or other Person, a majority of the voting power, equity securities or equity interest of which is owned directly or indirectly by the Company.

                                   ARTICLE II
                               SEVERANCE PAYMENTS

            II.1        Right to Severance Payment

                        You shall be entitled to receive a Severance Payment
from the Company within five days after such Change of Control in the amount provided in Section II.2 if there has been a Change of Control of the Company and you are an active employee or an officer of the Company at the time of the
Change of Control. For purposes of determining whether you are an active employee or an officer of the Company at the time of the Change of Control, you will still be considered to be an active employee or officer if you are on sick leave, military leave or any other leave of absence approved by the Company or any of its Subsidiaries.

            II.2        Amount of Severance Payment and Replacement of Options

                        (a) If you become entitled to a Severance Payment under
this Agreement, you shall receive a lump sum payment equal to four (4) times one year's Annualized Compensation including medical and other benefits.

                        (b) The Severance Payment otherwise calculated under
this Section II.2 shall be reduced by the amount of cash severance-type benefits to which you may be entitled pursuant to any other severance plan, agreement,

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policy or program of the Company or any of its Subsidiaries; provided that if the amount of cash severance benefits payable under such other severance plan, agreement, policy or program is greater than the amount payable pursuant to this
Agreement, you will be entitled to receive the amounts payable under such other plan, agreement, policy or program. Without limiting other payments which would not constitute "cash severance-type benefits" hereunder, any cash settlement of stock options, accelerated vesting of stock options and retirement, pension and other similar benefits shall not constitute "cash severance-type benefits" for purposes of this Section II.2(b).

                        (c) Notwithstanding any provision in the Company's
Incentive and Non-Qualified Stock Option Plan, as amended, or in this Agreement in the event there is a Change of Control, the Company shall, at no cost to you, replace any and all stock options granted by the Company and held by you at the time of the Change of Control, whether or not vested, with an equal number of unrestricted and fully vested stock options to purchase shares of the Company's
Common Stock (the "Option Replacement"). With respect to the Option Replacement, all options will become fully vested.

                        Alternatively, in the event of a Change of Control in
Section I.1(d) hereof, in lieu of the Option Replacement, you may elect to surrender your rights to such options, and upon such surrender, the Company shall pay to you an amount in cash per stock option (whether vested or unvested)
then held, which is the difference between the full exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of control of the Company if such control was acquired by the payment of cash or the then fair market value of the consideration paid for such shares if such control was acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company's Common Stock leading to control, or
(iii) the mean between the high and low selling price of such stock on the
Nasdaq National Market or other market on which the Company's Common Stock is then traded on the date on which you are entitled to a Severance Payment.

            II.3        Gross-Up Payment

                        If it shall be determined that any payment or
distribution by the Company to or for the benefit of you pursuant to this
Agreement, including any payments made pursuant to Articles V and VI of this
Agreement(a "Base Payment") would be subject to the excise tax (the "Excise
Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended
(the "Code"), then you shall be entitled to receive an additional payment (the
"Gross-Up Payment") in an amount such that the net amount retained by you, reduced by any federal, state and local taxes and determined after the calculation and deduction of any Excise Tax on the Base Payment and any federal, state, and local taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Base Payment, reduced by any federal, state and local taxes. In determining this amount, the amount of the Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that

                                      -5-

could be obtained by the deduction of the portion of the Gross-Up Payment attributable to state and local income taxes. Finally, the Gross-Up Payment shall be reduced by income or excise tax withholding payments made by the
Company to any federal, state, or local taxing authority with respect to the
Gross-Up Payment that were not deducted from compensation payable to you.

                        All determinations required to be made under this
Section II.3, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, except as specified above, shall be made by the Company's independent auditor immediately prior to the date of the Change of Control (the
"Accounting Firm"), which shall provide detailed supporting calculations both to the Company and you within fifteen (15) business days after the receipt of notice from you that there should be a Gross-Up Payment. The determination of tax liability made by the Accounting Firm shall be subject to review by your tax advisor, and if your tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and your tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants and tax advisors retained by either you or the Company shall be borne by the Company.
Any Gross-Up Payment shall be paid by the Company to you within five (5) days after the receipt of the determination. Any determination by a jointly designated public accounting firm shall be binding upon the Company and you.

                        As a result of uncertainty in the application of Section
4999 of the Code at the time of the initial determination hereunder, it is possible that Gross-Up Payments will not have been made by the Company that should have been made consistent with the calculations required to be made hereunder ("Underpayment"). In the event that you thereafter are required to make a payment of any Excise Tax, any such Underpayment shall be promptly paid by the Company to or for the benefit of you along with any Gross-Up thereon to relieve you of 100% of the cost of any Excise Tax and other Federal, state and local taxes on the Underpayment.

            II.4        No Duty of Mitigation

                        The Company acknowledges that it would be very difficult
and generally impracticable to determine your ability to, or the extent to which you may, mitigate any damages or injuries you may incur by reason of the Change of Control. The Company has taken this into account in entering into this
Agreement and, accordingly, the Company acknowledges and agrees that you shall have no duty to mitigate any such damages and that you shall be entitled to receive your entire Severance Payment regardless of any income which you may receive from other sources following any Change of Control.

            II.5        Payment in the Event of Death

                        If you should die before all amounts payable to you have
been paid, such unpaid amounts shall be paid to your beneficiary under this
Agreement or, if you have not designated such a beneficiary in writing to the

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Company, to the personal representative(s) of your estate. For purposes of this
Section II.5, you may designate an intervivos revocable living grantor trust as your beneficiary.

            II.6        Life and Health Insurance Coverage; Physical

                        If you are entitled to receive a Severance Payment under
Section II.1, you will also be entitled to receive the following additional benefits:

                        (a) Life insurance coverage for you and your dependents
having a face amount at least equal to the greater of (i) the amount in effect for you (in your case) and/or your dependents (in the case of your dependents)
on the date of the Change of Control, or (ii) the amount in effect for you (in your case) and/or your dependents (in the case your dependents) on the date of termination of service, such coverage to be provided under the same plan or plans under which you (in your case) or your dependents (in the case of your dependents) were covered immediately prior to the termination of your employment or officership or substantially similar plan(s) established by the Company or any of its Subsidiaries thereafter. Such life insurance coverage shall be paid for by the Company to the same extent as if you were still employed by the
Company and you will be required to make such payments as you would be required to make if you were still employed by the Company. This coverage will continue for the period hereinafter provided.

                        (b) Health insurance coverage (including any dental
coverage, if any) for you and your dependents under the same plan or plans under which you were covered immediately prior to the termination of your employment or officership or substantially similar plan(s) established by the Company or any of its Subsidiaries thereafter. Such health insurance coverage shall be paid for by the Company to the same extent as if you were still employed by the
Company, and you will be required to make such payments as you would be required to make if you were still employed by the Company. This coverage will continue so long as after the Change of Control the Employee is employed by the Company or the successor entity (collectively, the "Successor Entity") to the Company in the event of a Change of Control.

                        (c) Payment for one physical examination, to be
performed by the physician of your choice.

                        (d) If after a Change of Control, the Successor Entity
has a group disability plan in force at the time the Employee's employment terminates, the Successor Entity shall offer the Employee the opportunity to continue disability coverage at the Employee's own expense for such period as the Employee desires; provided, that the Employee shall be required to make all insurance premium contributions.

                        (e) Upon termination of the Employee's employment after
a Change of Control, the Successor Entity shall offer the Employee the opportunity to continue the Employee's health insurance coverage in effect immediately prior to such termination or health insurance coverage generally available at such time to executives of the Successor Entity, at the Employee's

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own expense, for such period as the Employee desires; provided, that Employee shall be required to make all insurance premium contributions based upon the
Successor Entity's direct payment to the health insurance carriers. Within five
(5) days of the Change of Control, the Successor Entity shall send the Employee a letter which details and describes the health insurance coverage generally available to its executives as well as its agreement that the Employee has the rights and privileges set forth in this Section II.6(e).

                        (f) The benefits provided under this Section II.6 shall
continue for a period of two (2) years following the date of termination of your employment or such longer period as provided in any agreement relating to any of such benefits between you and the Company; provided, however, that the benefits for medical coverage under the provisions of Section II.6(b) shall end as of the date you become covered under any other group health plan that you do not have as of the date of the Change of Control and any other group health plan not maintained by the Company or any of its Subsidiaries which provides equal or greater benefits than such plan and which does not exclude any pre-existing condition that you or your dependents may have at that time.

            II.7        Miscellaneous

                        If you are entitled to receive a Severance Payment under
Section II.1, and at the time of the occurrence of a Change of Control you were the primary user of a Company or Subsidiary automobile that was provided to you at the expense of the Company or any of its Subsidiaries, the Company will take all action to transfer ownership of the automobile to you at no cost to you other than any income, FICA or medicare tax due on the value thereof. If the automobile has been leased by the Company or any of its Subsidiaries, from an unrelated third party, the Company will, at your written request made within thirty (30) calendar days after you become entitled to receive a Severance
Payment hereunder, promptly use its best efforts to have the applicable lease assigned to you.

            II.8        Withholding of Taxes

                        The Company may withhold from any amounts payable under
this Agreement all federal, state, city or other taxes required by applicable law to be withheld by the Company.

            II.9        No Setoff

                        The Company's obligation to make Severance Payments to
you pursuant to this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, but not limited to, any setoff, counterclaim, recoupment, defense or other right which the
Company or any of its Subsidiaries may have against you or others.

                                      -8-

            II.10       Benefits Under Other Plans

                        The benefits that you may be entitled to receive
pursuant to Section II.6 of this Agreement are not intended to be duplicative of any similar benefits to which you may be entitled from the Company or any of its
Subsidiaries under any other severance plan, agreement, policy or program maintained by the Company or any of its Subsidiaries. Accordingly, the benefits to which you are entitled under Section II.6 shall be reduced to take account of any other similar benefits to which you are entitled from the Company or any of its Subsidiaries; provided, however, that if the amount of benefits to which you are entitled under such other severance plan, agreement, policy or program is greater than the benefits to which you are entitled under Section II.6 of this
Agreement, you will be entitled to receive the full amount of the benefits to which you are entitled under such other plan, agreement, policy or program.

                                   ARTICLE III
                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

            III.1       Other Benefits

                        This Agreement does not provide a pension for you nor
shall any payment hereunder be characterized as deferred compensation. Except as set forth in Sections II.2(b), II.3 and II.10, neither the provisions of this
Agreement nor the Severance Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish your rights as an employee, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or any employment agreement or other plan or arrangement not related to severance. Any such other amounts or benefits payable shall be included, as necessary, for making any of the calculations required under Section II.3.

            III.2       Employment Status

                        This Agreement does not constitute a contract of
employment or impose on you any obligation to remain in the employ of the
Company, nor does it impose on the Company or any of its Subsidiaries any obligation to retain you in your present or any other position, or to change the status of your employment as an employee at will unless you have a separate written employment agreement with the Company or its Subsidiaries. Nothing in this Agreement shall in any way require the Company or any of its Subsidiaries to provide you with any severance benefits prior to a Change of Control, nor shall this Agreement ever be construed in any way as establishing any policies or requirements of the Company or any of its Subsidiaries for the termination of your employment or the payment of severance benefits to you if your employment terminates prior to a Change of Control, nor shall anything in this Agreement in any way affect the right of the Company or any of its Subsidiaries in its absolute discretion to change prior to a Change of Control one or more benefit plans, including but not limited to pension plans, dental plans, health care plans, savings plans, bonus plans, vacation pay plans, disability plans, and the like.

                                      -9-

                                   ARTICLE IV
                              SUCCESSOR TO COMPANY

                        The Company shall require any successor or assignee,
whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in this Agreement, shall mean (from and after, but not before, the occurrence of such event) the Company as herein before defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

                                    ARTICLE V
                             LEGAL FEES AND EXPENSES

                        The Company shall pay as they become due all legal fees,
costs of litigation and other expenses incurred in good faith by you as a result of the Company's refusal or failure to make the Severance Payment to which you become entitled under this Agreement, as a result of the Company's contesting the validity, enforceability or interpretation of this Agreement or of your right to benefits hereunder. You shall be conclusively presumed to have acted in good faith unless a court makes a final determination not otherwise subject to appeal to the contrary.

                                   ARTICLE VI
                                   ARBITRATION

                        Except as otherwise provided in Section II.3, you shall
have the right and option (but not the obligation) to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement not otherwise resolved through the claims procedure set forth in Section II.11, including any dispute under Section II.3, settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by you within fifty (50) miles from the location of your job with the
Company or any of its Subsidiaries, in accordance with the rules of the American
Arbitration Association then in effect. Judgement may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of your counsel, shall be borne, and paid as incurred, by the Company; provided that the Company shall only be required to pay your fees and expenses if they are incurred in good faith. You shall be conclusively presumed to have acted in good faith unless and until the arbitrator makes a final determination to the contrary.

                                      -10-

                                   ARTICLE VII
                                  MISCELLANEOUS

            VII.1       Applicable Law

                        To the extent not preempted by the laws of the United
States and in the interest of interpreting this Agreement in a uniform manner with other similar agreements being entered into by the Company with other of its and its Subsidiaries' employees regardless of the jurisdiction in which you are employed or any other factor, the laws of the State of New York shall be the controlling law in all matters relating to this Agreement, regardless of the choice-of-law rules of the State of New York or any other jurisdiction.

            VII.2       Construction

                        No term or provision of this Agreement shall be
construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the affected provision of this Agreement shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

            VII.3       Severability

                        If a provision of this Agreement shall be held illegal
or invalid, the illegality or invalidity shall not affect the remaining parts of this Agreement and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

            VII.4       Headings

                        The Section headings in this Agreement are inserted only
as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

            VII.5       [Intentionally Omitted]

            VII.6       Assignability

                        Neither this Agreement nor any right or interest therein
shall be assignable or transferrable (whether by pledge, grant of a security interest, or otherwise) by you, your beneficiaries or legal representatives, except by will, by the laws of descent and distribution or intervivos revocable living grantor trust as your beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and you and shall be enforceable by them and your legal personal representatives.

            VII.7       Entire Agreement

                        This Agreement constitutes the entire agreement between
the Company and you regarding the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, written or oral, between the Company and you with respect to the subject matter hereof.

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            VII.8       Term

                        If a Change of Control has not theretofore occurred,
this Agreement shall expire and be of no further force and effect on December
1, 2005; provided that the Board of Directors of the Company may, at any time prior to the expiration thereof, extend the term of this Agreement for a term of up to two years, including extending the date set forth in the third line of
Section II.1(d)(ii) of the definition of "Change of Control", without any further action on your part.

                        If a Change of Control occurs, this Agreement shall
continue and be effective until you (or the person(s) specified in Section
II.5) shall have received in full all Severance Payments and other benefits to which you are entitled under this Agreement, at which time this Agreement shall terminate for all purposes.

            VII.9       Amendment

                        Except as set forth in Section II.8, no provision of
this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and the
Company. No waiver by the Company or you at any time or any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreement or representations, written or oral, express or implied, with respect to the subject matter hereof, have been made by either party which are not expressly set forth in this Agreement.

            VII.10      Notices

                        For purposes of this Agreement, notices and all other
communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the
General Counsel. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon actual receipt. No objection to the method of delivery may be made if the written notice or other communication is actually received.

            VII.11      Administration

                        The Company has entered into agreements similar to this
Agreement herein with other employees and officers of the Company or its
Subsidiaries. These agreements, taken together, constitute welfare benefit plan within the meaning of Section 3(1) of ERISA. The Administrator of such plan,

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within the meaning of Section 3(16) of ERISA, and the Named Fiduciary thereof, within the meaning of Section 402 of ERISA, is the Company.

                        If you believe you are entitled to a benefit under this
Agreement, you may make a claim for such benefit by filing with the Company a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivering it to the Secretary of the Company.

                        Within thirty (30) calendar days after receipt of such a
claim, the Company shall notify you in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by you:

                        (a) The specific reason or reasons for the denial;

                        (b) Specific reference to pertinent provisions of this
Agreement on which the denial is based;

                        (c) A description of any additional material or
information necessary for you to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

                        (d) An explanation of this Agreement's claim review
procedure.

                        If you disagree with the action taken by the Company,
you or your duly authorized representative may apply to the Company for a review of such action. Such application shall be made within sixty (60) calendar days after receipt by you of the notice of the Company's action on your claim.
The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, you may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Company. A decision by the Company shall be communicated to you within thirty (30) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by you, and specific references to the pertinent provisions of this Agreement on which the decision is based.

                                      -13-

                        If this Agreement is acceptable to you, please sign the
enclosed copy of this Agreement in the space provided below and return it to me.

                                   Sincerely,

                                  ----------------------------
                                  ReiJane Huai
                                  Chairman/CEO

ACCEPTED AND AGREED TO:

----------------------------
Wayne Lam

                                      -14-